UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2012

ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32567 (Commission File Number)	74-2966572 (IRS Employer Identification No.)

7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (972) 367-3600

____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 7, 2012, the Board of Directors (the "Board") of Alon USA Energy, Inc. appointed Oded Rubinstein to serve on the Board. There are no arrangements or understandings between Mr. Rubinstein and any other person pursuant to which he was elected as a director.

Mr. Rubinstein has been Managing Director of Mishkey Hanegev Central Agricultural Cooperative Ltd. since July 2007. Mr. Rubinstein has been Director of Dor Alon Energy In Israel (1988) Ltd. since March 23, 2008. Mr. Rubinstein currently serves as a director in Alon Israel Oil Company Ltd., Dor Alon Fuel Stations Operation Ltd., Dor Alon Gas Technologies Ltd., Hanegev Cooperative Society for Transportation Ltd., Hanagev Central Mechanical Services Ltd., Mishkey Hanegev Central Agricultural Cooperative Society Ltd., Ambar Central Feed Mill Agricultural Cooperative Society Ltd., Mishkey Dan Rechesch Mishkey Hadarom Vehanegev, D.N.H. Financing Services, D.N.H. Esco Ltd., Seed Growers Co. Ltd., The Financial Cooperative Organizations Union - Agricultural Cooperative Society Ltd., Fuel Holdings Ltd., Shovre Bar Feed Import - Agricultural Cooperative Society Ltd., Hazera (1939) Ltd. (as an alternate director), Zirei Eichut - Agricultural Cooperative Society, Tnuva Holdings, TAMAT - Agricultural Cooperative Society Ltd., Shdamot Mishkey Hanegev Ltd., D.N.H. Bar Ltd., BRIT - Pikvah 2000 Cooperative Ltd., K.M.A. Ltd. and the Israel Poultry Council.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.
Date:	August 10, 2012	By:	/s/ Shai Even
Shai Even
Senior Vice President and Chief Financial Officer
Officer